Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Waste Services, Inc. of our report dated March 18, 2004 relating to the financial statements of the North Central Florida District (wholly-owned divisions of Allied Waste Industries, Inc.), which appears in the Current Report on Form 8-K of Capital Environmental Resource Inc. dated May 10, 2004.

PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona

July 30, 2004